[DUNDEE SECURITIES CORPORATION LETTERHEAD]

April 15, 2005

Loretta Food Group Inc.
2405 Lucknow Drive
Mississauga, ON  L5S 1H9

Attention:        Mr. Al Burgio,
                  President and CEO

Dear Sir:

Re: Private Placement of Subscription Receipts of Loretta Food Group Inc.

We understand that Loretta Food Group Inc. (the "Company") wishes to raise a minimum of $1,500,000 and a maximum of $3,000,000 by way of a best-efforts private placement offering (the "Offering") of a minimum of 5,555,400 and a maximum of 11,111,100 subscription receipts of the Company ("Subscription Receipts") at a price of $0.27 per Subscription Receipt, pursuant to available prospectus exemptions under applicable securities laws in the relevant jurisdictions, as more particularly described below in this letter. The Term Sheet attached to this letter as Schedule "A" sets out the principal terms of the Offering. For the purposes of this Agreement, the term "Subscription Receipt" when used in reference to the Company, means a subscription receipt that, immediately prior to the Going Public Closing Date (as defined below), will be converted into one-third of one common share (each whole common share, a "Common Share") (or in the circumstances described below, 0.3667 Common Shares) in the capital of the Company as set forth in the Term Sheet.

We further understand that the Company has entered into a letter of intent involving a business combination to constitute the "Qualifying Transaction" of CPVC Tremblant Inc. ("Tremblant") under Policy 2.4 of the Corporate Finance Manual of the TSX Venture Exchange Inc. Pursuant to the Business Combination, it is anticipated that Tremblant and the Company will complete a share exchange by way of plan of arrangement or a similar transaction, pursuant to which the holders of the Common Shares will receive three common shares of Tremblant for each Common Share owned (the "Business Combination"). As a part of the Business Combination Tremblant will continue into Canada and will be governed by the Canada Business Corporations Act as a part of such continuance will change its name as is agreed to by the parties to the Business Combination. For greater certainty, other securities of the Company (including any Compensation Options (as defined below) issued in connection with the Offering) will be exchanged pursuant to the Business Combination for similar securities of Tremblant at the same ratio applicable for the exchange of the Common Shares of the Company into common shares of Tremblant.

The Company undertakes to use its best efforts to complete the Business Combination or other going-public event (an "Alternative Arrangement") whether by reverse take-over, merger, consolidation, reorganization, sale or exchange of assets, or similar transaction or transactions, to cause the Common Shares (or those of a successor company) to be listed on a senior stock exchange such as the NASDAQ Small Cap stock exchange, the Toronto Stock Exchange or the TSX Venture Exchange within six months from the initial Closing Date of the Offering. The Business Combination or an Alternative Arrangement are collectively referred to herein as a "Public Listing Event".

If a Public Listing Event is not completed within four months from the closing of the Offering in escrow but is completed within six months of such closing (or such later date as may be agreed to by the Agent (as defined below) and the Company) from the closing date of the Offering, purchasers of Subscription Receipts pursuant to the Offering will be entitled to receive 0.3667 Common
Shares on exchange of the Subscription Receipts in lieu of one-third of one Common Share. The date of closing of the Public Listing Event shall be defined herein as the "Going Public Closing Date". All references to common shares, stock options and warrants of Tremblant and/or the Company herein are made as such securities are constituted as of the date hereof.

The Company hereby covenants that any Public Listing Event that it completes will be structured such that the holders of Common Shares (or such other securities that each holder will receive pursuant to the Public Listing Event) will not be subject to any hold periods upon resale of such securities (except hold periods relating to control block holders) and the securities to be held in place of the Subscription Receipts issued pursuant to this Agreement will be listed and posted for trading on a senior stock exchange such as the NASDAQ Small Cap stock exchange, the Toronto Stock Exchange or the TSX Venture Exchange. In the event that the Public Listing Event involves a listing on the NASDAQ Small Cap stock exchange, the Company will prepare and file or cause to be prepared and filed with the U.S. Securities and Exchange Commission a registration statement pursuant to the Securities Act of 1933, as amended (the "US Securities Act") to register for sale or other disposition of the Common Shares. A Public Listing Event shall not be completed if such transaction would have material adverse tax consequences to the holders of the Subscription Receipts, as determined by the Agent, relying on the advice of U.S. counsel to the Corporation, acting reasonably.

In the event the Company fails to complete a Public Listing Event on or before the date that is six months from the Closing Date of the Offering, any Escrowed Proceeds (defined below) still in escrow shall be returned to the subscribers in exchange for the return of the corresponding Subscription Receipts subscribed for by subscribers under the Offering, on a pro rata basis based on the holdings of Subscription Receipts. To the extent that the Escrowed Proceeds are not sufficient to satisfy in full the repayment obligation of the subscription price for the Subscription Receipts, the Company hereby agrees to contribute such amounts as are necessary to cover any shortfall the assurance of such payment to be settled between the Company and the Agent, both acting reasonably (not to exceed the amount of the Agent's commission and expenses).

The Company will, and the Company will cause Tremblant to, provide the Agent with copies of any and all documentation, instruments and agreements (including circulars and any applications or orders made or received to any securities regulatory authority or stock exchange) relating to the Business Combination or an Alternative Arrangement, as the case may be, and such documents, instruments and agreements shall not be executed by the Company unless the Agent is satisfied that any securities received by the holders of Subscription Receipts pursuant to the Business Combination or Alternative Arrangement, as the case may be, will be freely tradable and have no resale restrictions attached to them, except those resale restrictions applicable to control persons, or pursuant to escrow requirements of the applicable stock exchange and that such securities are listed and posted for trading on a senior stock exchange such as the NASDAQ Small Cap stock exchange, the Toronto Stock Exchange or the TSX Venture Exchange.

By your acceptance of this letter (this "Agreement") you appoint Dundee Securities Corporation (the "Agent"), and the Agent agrees to act, on a best-efforts basis, as the Company's exclusive private placement agent with respect to the Offering, on the terms and conditions set out below. The Agent proposes to begin the offering process upon execution by the Company of this Agreement and upon completion of its due diligence, with a view towards completion of the Offering on or about May 27, 2005, or such later date as the Company and the Agent agree (the "Closing Date").

1. Responsibilities

The Agent's responsibilities will include:

(a) identifying and soliciting prospective purchasers ("Prospective Investors") of the securities offered under the Offering (the "Offered Securities") on a best-efforts agency basis;

(b) assisting the Company and/or its counsel in negotiations with Prospective Investors;

(c) drafting and negotiating with the Company of the form of Subscription Agreements to be entered into between the Company and Prospective Investors;

(d) drafting negotiating with the Company of the Agency Agreement (as defined herein);

(e) review of other agreements contemplated in the context of the Offering, closing and other ancillary documents relating to the Offering;

(f) cause Prospective Investors who purchase Subscription Receipts pursuant to the Offering to provide to the Company any powers of attorney, proxies or consents as may be required in order to complete the Business Combination; and

(g) other matters related or undertaken in order to complete the Offering.

The Company agrees to provide the Agent with prompt notice of any discussions or inquiries received from any potential investors, who shall be deemed as Prospective Investors, and direct all inquiries to the Agent in a timely manner.

The Agent will be entitled, subject to the terms hereof, to appoint in respect of the Offering, a selling group consisting of other co-agents or sub-agents who are registered dealers.

2. Additional Services

If the Company requests the Agent to provide any other services in addition to those described in Paragraph 1 above ("Additional Services"), the terms and conditions relating to such services will be outlined in a separate letter agreement. The Company and the Agent will negotiate the fees for such services separately, in good faith, consistent with fees paid to North American investment bankers for similar services. Specifically, in the event that the Agent is required to provide a Sponsorship or similar letter to the TSX Venture Exchange in connection with the Public Listing Event, the terms and conditions of such services will be outlined in a separate letter.

3. Offering Jurisdictions

The Offered Securities will be offered by way of private placement exemptions from the prospectus requirements in such provinces of Canada as the Agent may designate, including Alberta, British Columbia, Saskatchewan, Manitoba, Ontario and Quebec (the "Offering Jurisdictions") and pursuant to available exemptions from the registration and prospectus requirements of the US Securities Act. No offering memorandum, as defined under the securities legislation of the Offering Jurisdictions will be delivered to Prospective Investors.

4. Compensation

Subject to the following paragraph, in consideration of the Agent providing their services to the Company pursuant to this Agreement, the Company will pay the fee set forth in the Term Sheet attached as Schedule "A" and in accordance with the terms of the Agency Agreement. At the closing of this Offering in escrow (the "Closing"), the Agent will deduct its fees and expenses as per the Term Sheet, from the gross proceeds of the Offering.

As additional compensation for the Agent providing its services under this Agreement, the Company will issue options ("Compensation Options") to the Agent at the Closing, such Compensation Options to be granted in accordance with the provisions of the Term Sheet attached as Schedule "A" and in accordance with the Agency Agreement. The Compensation Options will entitle the Agent to acquire such number of Common Shares as is equal to 10% of 1/3 of the number of Subscription Receipts sold by the Agent under the Offering. The Compensation Options will:

(a) be exercisable at a price of $0.81 per Common Share; and

(b)      expire at 5:00 p.m. on the 18 month anniversary of their date of issue.

For greater certainty, any Compensation Options issued in connection with the Offering will be exchanged pursuant to the Business Combination at the same exchange ratio as the Common Shares.

5. Expenses and Taxes

The Company will be responsible for all expenses relating to the Offering, whether or not it is completed, including, without limitation:

(a) all fees, disbursements and taxes of the legal counsel, auditors, printers and any other consultants or service providers of the Company that it retains in connection with the Offering; and

(b) all the Agent's reasonable out-of-pocket expenses in connection with the Offering, including, but not limited to, the reasonable fees, disbursements and taxes of the Agent's Canadian legal counsel (who may also act for the purchasers) to a maximum of $75,000 plus disbursements and applicable taxes, the reasonable fees and disbursements and taxes of the Agent's United States legal counsel to a maximum of $10,000 and any reasonable advertising, printing, courier, telecommunications data search, "roadshow" presentations, travel and other expenses the Agent.

The Company understands that all or parts of the fees and expenses which the Company has agreed to pay (or reimburse, as applicable) to the Agent under this Agreement may be subject to the Goods and Services Tax and/or applicable provincial sales tax. Where any such tax is applicable, an additional amount equal to the amount of such tax will be charged to, and paid by, the Company when paying the related fees and expenses.

The Company agrees to reimburse the Agent for all expenses and taxes (subject to the foregoing maximum) promptly upon receipt of an invoice from the Agent. In addition, at the Closing the Agent will be entitled to deduct its estimated expenses from the gross proceeds.

6. Conditions of Closing

The completion of the Offering will be subject to, and conditional on, among other things, the receipt of (i) all necessary regulatory, director, shareholder and other required approvals; and (ii) favourable legal opinions of counsel to the Company in connection with the corporate and securities matters relating to the Offering to the satisfaction of the Agent's counsel, acting reasonably.

7. Covenants on Issuance/Securities

Except for the Offering, the Company hereby agrees from and after the date hereof, not to issue or sell any common shares, securities or financial instruments convertible or exchangeable into common shares or any other equity securities of the Company, other than to satisfy existing instruments of the Company already issued as of the date hereof and disclosed to the Agent, until the 60th day following the Going Public Closing Date, without the prior consent of the Agent, such consent not to be unreasonably withheld.

8. Compliance with Laws and Use of Experts

The Company will comply with all applicable laws, regulations and policies, whether domestic, foreign, national, federal, provincial, state or otherwise, applicable to the Offering or applicable to the Company in the context of the Offering. Similarly, in performing its role hereunder, the Agent will comply with all applicable laws, regulations and policies, whether domestic, foreign, national, federal, provincial, state or otherwise, applicable to its role in the Offering.

9. Use of the Agent's Advice

The Company acknowledges and agrees that all written and oral opinions, advice, analyses, and materials that the Agent provides in connection with this Agreement or the Offering, other than as expressly to be provided to Prospective Investors, are solely for the Company's benefit and internal use only in considering the Offering. The Company covenants and agrees that no such opinions, advice, analyses, or materials will be used for any other purpose whatsoever, or reproduced, disseminated, quoted from or referred to, in whole or part, at any time, in any manner, or for any purpose, without the Agent's prior written consent in each specific instance.

10. Indemnity

The Company agrees to indemnify and save harmless the Agent, its affiliates and its respective directors, officers, employees, partners, agents, advisors and shareholders in accordance with Schedule B hereto, which schedule forms part of this Agreement, and the consideration for which is the entering into of this Agreement. Such indemnity ("Indemnity") will be in addition to, and not in substitution of, any liability that the Company or any other person may otherwise have to the Agent or other indemnities under the Indemnity. The Indemnity will apply to all services contemplated herein, including, without limitation, any Additional Services contemplated by paragraph 2 hereof.

11. Term and Termination

This Agreement will be effective as of the date hereof and will continue for 180 days thereafter, unless all parties otherwise agree in writing. If the Offering does not close by the end of such term, the obligations of the parties under this Agreement shall terminate without further action of the parties, or formality or notice, other than the Company's obligations pursuant to the following paragraphs:


        Paragraph 5              Expenses and Taxes;
        Paragraph 8              Compliance with Laws & Use of Experts;
        Paragraph 9              Use of the Agent' Advice;
        Paragraph 10             Indemnity;
        Paragraph 15             Advertisements;

each of which will survive the completion of the Agreement hereunder, any withdrawal, termination, or decision not to proceed with the Offering, or the expiry or other termination or purported termination of this Agreement.

The Agent may terminate this letter by notice in writing to the Company at any time prior to the Closing Date if: (i) the Agent is not satisfied, in their sole discretion, with their due diligence review and investigations respecting the Company, its business and operations; (ii) there is in the sole opinion of the Agent, a material change or a change in any material fact or new material fact shall arise which would be expected to have an adverse change or effect on the business, affairs, or profitability of the Company or on the market price or the value of the securities of the Company; (iii) the state of the Canadian, United States or international financial markets is such that, in the sole opinion of the Agent, it would be unprofitable to offer or continue to offer the Subscription Receipts for sale; (iv) there should develop, occur or come into effect any event of any nature, including without limitation, terrorism, accident, or new or change in governmental law or regulation or other condition or financial occurrence of national or international consequence, which, in the sole opinion of the Agent, adversely affects or may adversely affect the financial markets generally or the business, affairs, operations or profitability of the Company or its subsidiaries or the market price or value of the securities of the Company; (v) any inquiry, action, suit, proceeding or investigation (whether formal or informal) (including matters of regulatory transgression or unlawful conduct), is commenced, announced or threatened in relation to the Company or any one of the officers or directors of the Company or any of its principal shareholders which may have a material adverse affect;
(vi) any order to cease trading in securities of the Company is made or threatened by a securities regulatory authority; or (vii) the Company is in breach of a term, condition or covenant of this letter or the Agreement or any representation or warranty given by the Company in the Agreement becomes or is false.

12. Access to Information and Management

The Company will provide the Agent with all corporate, financial and operating information and documentation with respect to the Company and its key officers and scientific personnel and research collaborators, the Subscription Receipts and the Offering in order to permit such due diligence investigations as the Agent, in its discretion acting reasonably, determines to be appropriate in respect of the Offering. It will also provide access to its senior management, facilities, employees, auditors, legal counsel and consultants which is reasonably necessary and sufficient to allow the Agent to perform their services hereunder. The Company agrees to allow the Agent and its representatives to conduct all due diligence investigations which they may reasonably require in order to fulfill their obligations in connection with the Offering. The Agent acknowledges that all information provided them or their advisers by the Company or Tremblant pursuant to this agreement is confidential, the Agent agrees that it shall maintain such information in confidence and that such information shall not be used other than in furtherance of the purposes of this agreement, provided that this confidentiality obligation shall not apply to (a) information now in the public domain, (b) information which subsequently becomes public other than through breach by the Agent of its obligations hereunder, (c) information disclosed to the Agent by third parties in respect of which such third parties are not under an obligation of confidentiality or (d) information which is required by law to be disclosed. The Agent's representatives, including professional consultants, shall be made aware of and be bound by this provision.

13. Material Changes

The Company will promptly advise the Agent in writing of any actual or contemplated material change to its affairs or any information it has provided to the Agent with respect to the Company, the Subscription Receipts or the Offering. Unless so advised, the Agent will be entitled to assume that there has been no material change to such information and, accordingly, will be entitled to rely on it. The Company hereby represents and warrants to the Agent that as of the date of this Agreement there is no undisclosed material change or material fact relating to the Company.

The Company will promptly notify the Agent of any notice from any judicial or regulatory authority requesting any information or meeting or initiating or threatening any hearing or other regulatory disciplinary process with respect to the Company, its affairs, the Offering, or of any other event or state of affairs that could reasonably be considered relevant to the Agent or any of the Prospective Investors.

If, prior to the completion of the Offering, there is an actual or contemplated material change or event, or if the Company discovers any fact or information which, acting reasonably, it believes is material or any other materials used with respect to the Offering, it will:

(a)      notify the Agent in writing of the full particulars thereof;

(b) with the Agent's input, prepare, file and distribute such amendment in the manner permitted or required pursuant to all applicable securities legislation or any order from the relevant authorities and/or courts; and

(c) provide the Agent with such number of copies of the amendment as it may reasonably request.

The Company covenants that if there is any uncertainty whatsoever as to whether a matter constitutes or may constitute a material change or event, it shall immediately disclose such change or event to the Agent.

14. Agency Agreement

The parties intend to negotiate a definitive agency agreement (the "Agency Agreement") in good faith, reflecting the terms of this Agreement, subject to, among other things, satisfactory completion of the Agent's due diligence investigations, no adverse material change relating to the Company, and favorable market conditions.

The Company and the Agent will enter into the Agency Agreement on the Closing Date in a form customary for similar private placement transactions. The Agency Agreement will contain, among other things, complete and customary representations and warranties from the Company and the Agent, an exhaustive Indemnity and customary market-out, disaster-out, inquiry-out, material-change and market-out termination provisions.

15. Advertisements

If the Agent so requests (but otherwise not without the Agent's prior approval, not to be unreasonably withheld), the Company will include a reference to the Agent and its role with respect to the Offering in any press release or other public communication it issues in respect of the Offering. If the Offering is successfully completed, provided the Agent is not in breach of any material provision hereof, the Company will permit the Agent to publish, at the Agent' own expense, such advertisements or announcements relating to the services it provided hereunder in such newspaper or other publications as the Agent considers appropriate.

16. Escrow of Proceeds

The proceeds from the Offering, less the expenses and fees payable by the Company to the Agent hereunder, shall be deposited into escrow (the "Escrow Proceeds") with a third party trust company acting as escrow agent pursuant to the terms of an escrow agreement (the "Escrow Agreement") to be entered into among the escrow agent, the Company and the Agent and shall be released on the Going Public Closing Date, provided the Agent has not called for release of the Escrowed Proceeds to subscribers beforehand in accordance with the terms of the Escrow Agreement.

The Company agrees to provide the necessary funds to cover any shortfall between the Escrow Proceeds and the amount to be returned to subscribers.

17. Right of First Refusal

The Agent shall have a right of first refusal to act as lead agent or underwriter with respect to any equity or debt-related offering of securities of the Company where an investment dealer is or proposes to be involved during the period ending 18 months after the Closing, as follows: (a) in a bought deal offering, the Agent shall have a right of first refusal in respect of the offering, to be exercised within the context of the time limits contained in such proposed bought deal offering; (b) in a non-bought deal offering, the Agent shall have a period of five days from the date of receipt of written notice from the Company of any such proposed financing, in which notice the Company shall set forth in detail the terms of such proposed equity or debt-related offering, to provide written notice to the Company that the Agent intends to exercise its right of first refusal. If the Agent does not give written notice within such five day period, it shall be deemed to have waived its right in respect of such transaction. Should the Agent fail to give notice within five days of the receipt of the Company's notice, the Company may then make other arrangements to engage another source to obtain financing on terms no less favourable to the Company for a period of 60 days thereafter. The Agent's waiver of its right in respect of any one or more transactions will not constitute a waiver of its right of first refusal in respect of any other transaction. If another source is not engaged in connection with a transaction where the Agent waives or is deemed to have waived its right of first refusal within 60 days following the date on which the five day period set forth above expires, the transaction shall be deemed to be a new transaction requiring the Company to give written notice to the Agent as set forth above.

18. Notices

Any notice or other communication required or permitted to be given under this Agreement will be in writing and delivered to:

        The Company:                        Loretta Food Group Inc.
                                            2405 Lucknow Drive
                                            Mississauga, ON  L5S 1H9

                                            Attention:       Al Burgio,
                                                             President and CEO

                                            Fax:             (905) 678-0733

        On behalf of all Agent:             Dundee Securities Corporation
                                            4th Floor
                                            20 Queen Street West
                                            Toronto, ON  M5H 3R3

                                            Attention:       David G. Anderson

                                            Fax:             (416) 350-3281

The parties may change their respective addresses for notices by notice given in the manner set out above.

Any notice or other communication will be in writing and delivered as follows:

(a) personally to the addressee or to a responsible officer of the addressee, as applicable, and deemed to be given when so delivered; or

(b) by telecopier and deemed to have been given on the second business day following the day on which it was sent, with receipt confirmed by the sender's fax machine.

19. Successors and Assigns

This Agreement will enure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided that no party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

20. Governing Law

This Agreement is made pursuant to, and will be construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein, in each case without reference to conflicts of law rules. The parties hereby submit to the non-exclusive jurisdiction of the courts of the Province of Ontario.

21. Acknowledgement of the Agent's Activities

The Company acknowledges the following:

(a) the Agent is a full-service securities firm engaged in foreign exchange, securities trading and brokerage activities, as well as investment banking and financial advisory services; and

(b) in the ordinary course of such activities, the Agent and its affiliates may, for its own account or for its clients' accounts, hold long or short positions and may trade or otherwise effect transactions in debt or equity securities or related derivative securities of the Company's competitors or any other company that may be involved in a private placement.

The Agent would welcome the opportunity to act with respect to the Offering on behalf of the Company. Should you wish to accept this offer, please sign and return one copy of this letter to their attention at or before 5:00 p.m. (Montreal time) on April 15, 2005, whereupon this letter shall become a binding agreement. This letter may be signed in one or more counterparts (by original or facsimile signature), each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

The parties acknowledge that they have required that this Agreement and all documents, notices and correspondence relating directly or indirectly to this Agreement be prepared in English. Les parties reconnaissent avoir exige que la presente convention et tous les documents, avis et correspondance y afferents directement ou indirectement soient rediges en anglais.

Yours truly,

DUNDEE SECURITIES CORPORATION

Per:   /s/ David Anderson
-------------------------
           David Anderson

The foregoing is in accordance with our understanding, and the Company agrees to it as of the date first written above.

LORETTA FOOD GROUP INC.

Per:  /s/ Al Burgio
-------------------
          Al Burgio
  President and CEO

                                   SCHEDULE A
                                   TERM SHEET

                             LORETTA FOOD GROUP INC.
               PRIVATE PLACEMENT OFFERING OF SUBSCRIPTION RECEIPTS

Issuer:                             Loretta Food Group Inc. (the "Company")

Description of Issuer:       The Company  manufactures  and distributes  branded
                             and private  label food and  food-related  products
                             and is a not a reporting issuer for the purposes of
                             Canadian   securities   laws  and  is  a  U.S.  SEC
                             reporting company.

Issue: A best-efforts private placement of subscription receipts of the Company ("Subscription Receipts") at a price of $0.27 per Subscription Receipt. Immediately prior to completion of a transaction ("Going Public Transaction") with CPVC Tremblant Inc., or another public company listed on TSX Venture Exchange, each Subscription Receipt will automatically be converted into one-third of one common share (a "Common Share") of the Company (or in the event that the Going Public Transaction has not been completed prior to the 4 month anniversary of the closing of the sale of Subscription Receipts in escrow, 0.3667 Common Shares), which will then be exchanged for shares of CPVC Tremblant Inc. It being understood that a Going Public Transaction will not be completed if such transaction were to have material adverse tax consequences, as determined by the Agent, acting reasonably, on the purchasers for the Subscription Receipts. The mechanics of the Subscription Receipts shall be as agreed in the Agency Agreement.

Escrow: The net proceeds of the offering of Subscription Receipts will be placed in escrow pursuant to an escrow agreement among the Company, Dundee Securities Corporation and an escrow agent which shall provide that such funds shall not be released to the Company until the closing of a Going Public Transaction. In the event that a Going Public Transaction is not completed prior to the 6 month anniversary closing of the offering of Subscription Receipts in escrow, holders of Subscription Receipts shall be entitled to remove their respective subscription funds from escrow. The Company agrees to provide the necessary funds to cover any shortfall between the amount held in escrow and the amount to be returned to subscribers (not to exceed the amount of the Agent's commission and expenses).

Amount: A minimum of 5,555,400 Subscription Receipts for gross proceeds of $1,500,000 and a maximum of 11,111,100 Subscription Receipts for gross proceeds of $3,000,000.

Price:                       CDN$0.27 per Subscription Receipt.

Closing Date:                On or about May 27, 2005, or such other date as the
                             Company and the Agent may agree, provided that it shall occur as soon as reasonably possible.

Hold Period:                 The Common Shares  issuable upon the closing of the
                             Going Public Transaction will be freely tradeable in Canada and no Canadian resale restrictions attached to them other than those applicable to sales by control persons.

Offering Jurisdictions:      The offering  jurisdictions  for this offering will
                             be such provinces as the Agent may designate, including British Columbia, Alberta, Saskatchewan,
                             Manitoba, Quebec and Ontario pursuant to Regulation
                             S of the US Securities Act of 1933, as amended.. At the discretion of the Agent and upon consent by the Company, not to be unreasonably withheld. The
                             Subscription Receipts will not be sold to US investors.

Qualified Investors:         Accredited   investors,   as   defined   under  the
                             applicable securities laws, rules or policies in the respective jurisdictions.

Use of Proceeds:             Working capital.

Agent:                       Dundee Securities Corporation


AGENT'S COMPENSATION:

Commission:                  A cash  commission  of 8% of the gross  proceeds of
                             the Offering will be paid to the Agent pursuant to the Agency Agreement.

Compensation Options:        Compensation  Options  to  acquire  such  number of
                             Common Shares equal to 10% of 1/3 of the number of Subscription Receipts sold under this Offering by the Agent, at a price of $0.81 per Common Share, exercisable until the 18 month anniversary of the Closing Date, such options to be granted to the Agent and to be distributed in accordance with the Agency Agreement. Any Compensation Options issued pursuant to the Offering will be exchanged pursuant to the Business Combination at the same exchange ratio as the Common Shares.

Expenses:                    The Company will be responsible for all the Agent's
                             reasonable  out-of-pocket  expenses  in  connection
                             with the Offering,  including,  but not limited to,
                             the reasonable fees, disbursements and taxes of the
                             Agent's  Canadian  legal  counsel (who may also act
                             for the  purchasers)  to a maximum of $75,000  plus
                             disbursements  and applicable taxes, the reasonable
                             fees and  disbursements  and  taxes of the  Agent's
                             United States legal counsel to a maximum of $10,000
                             and any reasonable advertising,  printing, courier,
                             telecommunications    data    search,    "roadshow"
                             presentations, travel and other expenses the Agent.

                                   SCHEDULE B
                                    INDEMNITY

In consideration for the Agent accepting the engagement ("Engagement") pursuant to the agreement to which this Schedule B is attached, the Company agrees to indemnify and save harmless the Agent, its affiliates and its respective directors, officers, employees, partners, agents, advisors and shareholders (collectively, the "Indemnified Parties" and individually, an "Indemnified Party") from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatsoever nature or kind (excluding loss of profit), including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims and the reasonable fees, disbursements and taxes of their counsel in connection with any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party or in enforcing this indemnity (collectively, "Claims") to which an Indemnified Party may become subject or otherwise involved in any capacity insofar as the Claims relate to this engagement, other than any Claims based solely on the gross negligence, fraudulent act or bad faith of the Indemnified Party.

The Company agrees to waive any right the Company might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy or security or claim payment from any other person before claiming under this indemnity. The Company agrees that no Indemnified Party will have any liability (whether direct or indirect, in contract, tort, or otherwise) to the Company or any person asserting claims on behalf of or in right of the Company for or in connection with this Engagement except to the extent any losses, actions, damages or liabilities incurred by the Company or any such other person are determined by a court of competent jurisdiction in a final judgment which has become non-appealable to have resulted primarily from the gross negligence, fraudulent act or bad faith of such Indemnified Party.

In case any action, suit, proceeding or claim is brought or threatened in writing against an Indemnified Party or an Indemnified Party has received notice of the commencement of any investigation in respect of which indemnity may be sought against the Company, the Indemnified Party will give the Company prompt written notice of any such action, suit, proceeding, claim or investigation (or threat of same, in writing) of which the Indemnified Party has knowledge and the Company will undertake the investigation and defence thereof on behalf of the Indemnified Party, including the prompt employment of counsel acceptable to the Indemnified Party (acting reasonably) affected and the payment of all expenses. Delay or failure by the Indemnified Party to so notify will not relieve the Company of its obligation of indemnification hereunder unless (and only to the extent that) such failure results in prejudice to the Company in the defence of such action, suit, proceeding, investigation or claim or results in any material increase in the liability which the Company has under this indemnity.

No admission of liability and no settlement, compromise or termination of any action, suit, proceeding, claim, or investigation will be made without the Company's consent and the consent of the Indemnified Parties affected; such consents not to be unreasonably withheld or delayed. Notwithstanding that the Company will undertake the investigation and defence of any Claim, an Indemnified Party will have the right to employ separate counsel with respect to any Claim and participate in the defence thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

(a) employment of such counsel has been authorized in writing by the Company;

(b) the Company has not assumed the defence of the Claim within a reasonable period of time after receiving notice of the Claim or threatened Claim;

(c) the named parties to any such claim include both the Company and the Indemnified Party and the Indemnified Party has been advised by counsel to the Indemnified Party that there may be a conflict of interest between the Company and the Indemnified Party; or

(d) there are one or more defences available to the Indemnified Party which are different from or in addition to those available to the Company,

in which case such fees and expenses of such counsel to the Indemnified Party will be for the Company's account.

If for any reason the foregoing indemnification is unavailable (other than in accordance with the terms hereof) to the Indemnified Parties (or any of them) or is insufficient to hold them harmless, the Company will contribute to the amount paid or payable by the Indemnified Parties as a result of such Claims in such proportion as is appropriate to reflect not only the relative benefits received by the Company or the Company's shareholders on the one hand and the Indemnified Parties on the other, but also the relative fault of the parties and other equitable considerations which may be relevant. Notwithstanding the foregoing, the Company will in any event contribute to the amount paid or payable by the Indemnified Parties as a result of such Claim any amount in excess of the fees actually received by the Indemnified Parties under the agreement to which this schedule is attached.

The Company hereby constitutes the Agent as trustee for any other person who is an Indemnified Party under this indemnity in respect of the Company's covenants under this indemnity with respect to such persons, and the Agent agrees to accept such trust and to hold and enforce such covenants on behalf of such persons.

In respect of a Claim for which indemnity is to be provided hereunder, the Company agrees to reimburse the Agent monthly for the time spent by the Agent's personnel in connection with any Claim at their normal per diem rates. The
Company also agrees that if any action, suit, proceeding or claim will be brought against, or an investigation commenced in respect of the Company or the Company and the Agent and personnel of the Agent will be required to testify, participate or respond in respect of or in connection with the Engagement, the Agent will have the right to employ its own counsel in connection herewith and the Company will reimburse the Agent monthly for such disbursements and reasonable out-of-pocket expenses as may be incurred, including fees and disbursements of the Agent's counsel; provided that, such expense will be reimbursed only if the Agent's and/or its personnel's request to have such reimbursement is on prior notice to and acceptance by the Company, whose determination of necessity will prevail.

The rights accorded to the Indemnified Parties hereunder are in addition to any rights an Indemnified Party may have at common law or otherwise